Exhibit 99.1

LECG ANNOUNCES PROPOSED MERGER WITH SMART, NEW CEO AND $25M CASH INFUSION

Combined entity will create industry-leading professional services platform

EMERYVILLE, CA, August 17, 2009 — LECG (Nasdaq: XPRT), a global expert services firm, today announced it has entered into definitive agreements to merge with SMART Business Advisory & Consulting, LLC (SMART), a privately held provider of business advisory services, and to receive a $25 million cash investment from SMART’s majority shareholder, Great Hill Partners. Under the agreements, LECG will issue approximately 10.9 million shares of common stock having a value of $39.9 million to acquire all of SMART’s outstanding shares, and LECG will issue approximately 6.3 million shares of a newly created Series A Convertible Redeemable Preferred Stock at a purchase price of $3.96 per share in exchange for a $25 million cash investment in the combined company. The company anticipates these transactions will be accretive in 2010.

In combination with LECG’s premier expert services in Economics, Finance and Accounting, SMART brings top consultants and a significant penetration of Fortune 200 clients as well as approximately $100 million in revenues from highly complementary financial advisory and business consulting practices, including technology, business process improvement, compensation and benefits, accounting, actuarial and tax. The firm has a strong focus on the banking, insurance, real estate, healthcare, education and public sectors. In its verticals, SMART provides services to over 50% of industry leaders. With virtually no overlap in services, LECG believes this transaction will provide optimal synergies. SMART’s revenues have a roughly 25% recurring component that will provide a good foundation from which to grow LECG’s annuity business and balance out LECG’s mainly event-driven revenues. SMART expects to generate adjusted EBITDA of approximately $10 million in 2009. The combined company expects to realize business and margin improvements in 2010, including approximately $6 million in annualized operating savings.

Steve Samek, 56, Chief Executive Officer of SMART since 2008, will become CEO of the combined company and a member of the Board of Directors upon completion of the merger, replacing Michael Jeffery, who announced in July that he would be stepping down as LECG’s CEO. Mr. Samek is a 35-year veteran of the consulting, business advisory and accounting industry and was a Managing Partner at Arthur Andersen responsible for the $3 billion in U.S. operations. During his tenure, the firm garnered significant market penetration, streamlined operations, and improved financial performance and service levels by instituting world-class processes.

“We believe this merger is a transformational event for LECG and potentially the professional services industry. The combination of our firms will create a leading expert and business advisory services platform, increase our scale and scope, broaden our services and expertise, and provide additional capital and strong executive leadership going forward,” said Michael Jeffery, CEO of LECG. “I will be very pleased to pass the baton to Steve Samek, a highly accomplished innovator and leader in the global professional services market. I strongly believe he is the right person to take the company to the next level. With an impressive track record of expanding services, market penetration and profitability, he has created and led multi-practice and multi-discipline collaborative teams of top talent, aligning and delivering success to all stakeholders. The combination of our companies significantly strengthens our competitive position and should allow LECG to capture greater share as demand returns to our industry.”

“I’m excited to be joining a truly global firm with such a strong group of highly credentialed experts at what I see as a transformational time in the global economy,” said Steve Samek, CEO of SMART. “The combined firm will deliver an exceptionally broad range of expert and professional service offerings to help guide our clients through a rapidly changing regulatory, economic and political environment. I’m thrilled at the opportunity to work together to quickly execute a plan to realize the promise of our combined companies.”

“The Board believes this merger is advantageous to all stakeholders, dramatically improving the competitive position of the company,” said Garrett Bouton, Chairman of LECG’s Board of Directors. “Great Hill Partners’ $25 million investment in the combined company will represent the first major capital investment in this sector in more than a year and we are confident that their interests will be aligned with those of our existing shareholders. We look forward to having representatives from such a successful investment firm on our board and believe that our strengthened balance sheet and enhanced operating platform will provide a further competitive advantage as the markets recover.”

“There are fundamental shifts underway in the global professional services marketplace today. We believe disciplined leadership and a more diversified and integrated platform will be the keys to future success for the combined company,” said Chris Gaffney, Managing Partner of Great Hill Partners. “We believe the combined entity will be well-positioned for future growth and expanded profitability as regulatory changes and an improving economy come together to provide greater opportunities in the sector,” he added.

The Board of Directors for each company has approved the transactions. In the proposed merger transaction, LECG will acquire 100% of SMART’s outstanding stock, in exchange for which LECG will issue approximately 10.9 million shares of common stock having a value of approximately $39.9 million based on the August 14, 2009 closing stock price of $3.65, and will assume approximately $32.4 million of SMART net debt as of June 30, 2009. In the investment transaction, SMART’s majority shareholder, Great Hill Partners, will make a $25 million cash investment into LECG in exchange for approximately 6.3 million shares of Series A Convertible Redeemable Preferred Stock. This stock will be convertible into LECG’s common stock at a price of $3.96 per share, representing a 10.6% premium to LECG’s 20-day average closing stock price as of August 14, 2009, and will provide a 7.5% dividend payable in cash or stock at the new company’s choice. Upon completion of the transactions, Great Hill Partners will own voting stock representing approximately 40% of the outstanding voting power of the new company. At the closing, LECG has agreed that its Board of Directors will consist of four individuals nominated by the current LECG Board of Directors, Mr. Samek, and two representatives of Great Hill Partners. The merger and the investment transactions are subject to both being consummated concurrently with each other. The transactions are further subject to a number of other customary closing conditions, including regulatory approval and the approval of LECG’s shareholders. LECG and SMART will operate their businesses independently until the closing of the transactions. LECG expects the closing of the transactions to occur in the fourth quarter of calendar year 2009. The combined entity will operate under the LECG name and continue as a publicly-traded company.

Conference Call Webcast Information

LECG will host a conference call and live webcast to discuss the proposed transaction at 8:30 a.m. Eastern time tomorrow, Tuesday, August 18, 2009. Domestic callers may access this conference call by dialing 877-419-6598. International callers may access the call by dialing 719-325-4875. For a replay of this teleconference, please call 888-203-1112 or 719-457-0820, and enter the pass code 1489449. The replay will be available through August 25, 2009. The webcast will be accessible through the investor relations section of the company’s website, www.lecg.com. A replay of the call will be available on the company’s website two hours after completion of the live webcast.

Additional information and where to find it

LECG intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the transactions. When finalized, the proxy statement will be mailed to the stockholders of LECG. Before making any voting or investment decision with respect to the transactions, investors and stockholders of LECG are urged to carefully read the proxy statement and the other relevant materials when they become available because they will contain important information about the proposed transactions. The proxy statement and other relevant materials (when they become available), and any other documents filed by LECG with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders of LECG may obtain free copies of the proxy statement (when available) and other documents filed by LECG with the SEC from LECG’s website at www.lecg.com.

Participants in the solicitation

LECG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the LECG’s stockholders in connection with the transactions. Information about LECG’s directors and executive officers is set forth in the proxy statement on Schedule 14A for LECG’s 2008 Annual Meeting of Stockholders filed with the SEC on April 25, 2008 and in the amended Annual Report on Form 10-K filed by LECG with the SEC on April 29, 2009. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transactions will be included in the proxy statement that LECG intends to file with the SEC. Stockholders may obtain additional information regarding the direct and indirect interests of LECG and its directors and executive officers with respect to the transactions by reading the proxy statement once it is available and the other filings referred to above.

Forward-Looking Statements

Statements in this press release and the related conference call concerning the proposed transaction and future business, operating and financial condition of the company, including expectations regarding revenues and net income for future periods, statements concerning the plans and objectives of LECG’s management for future operations, statements of the assumptions underlying or relating to any forward looking statement, statements regarding the timing or completion of the transactions, and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are  “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expectations. Risks that may affect actual performance include the ongoing economic downturn and adverse economic conditions, dependence on key personnel, the cost and contribution of acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the company’s service offerings, the company’s ability to integrate new experts successfully, intense competition, and potential professional liability, the company’s ability to integrate the operations of SMART, the failure to achieve the costs savings and other synergies LECG expects to result for the transactions, the outcome of any legal proceedings instituted against the company, SMART and others in connection with the transactions, the failure of the transactions to close for any reason, the amount of the costs, fees, expenses and charges relating to the transactions, business uncertainty and contractual restrictions prior to the closing of the transactions, the effect of war, terrorism or catastrophic events, stock price, foreign currency exchange and interest rate volatility. Further information on these and other potential risk factors that could affect the company’s financial results is included in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

Investor Contacts

Steven R. Fife, Chief Financial Officer, 510-985-6700

Brooke Deterline/Annie Leschin, Investor Relations, 415-775-1788,

About LECG

LECG, a global expert services and consulting firm, with approximately 750 experts and professionals in 30 offices around the world, provides independent expert testimony, financial advisory services, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies worldwide. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice regarding complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants.

About SMART

SMART Business Advisory and Consulting (www.SMARTgrp.com) is a premier, full-service independent provider of financial advisory and business consulting services, serving clients throughout the US and globally. SMART offers innovative solutions to public and private companies in the areas of financial advisory and business consulting, technology, business process improvement, accounting, compensation and benefits, actuarial, and tax. *Through an alternative practice structure, SMART and Associates, LLP offers a full range of attest services.

ABOUT GREAT HILL PARTNERS

Great Hill Partners, LLC is a private equity firm that manages over $2.5 billion in capital and focuses on investing in growth companies operating in the business and consumer services, media, transaction processing and software industries. Great Hill Equity Partners III, L.P. and its affiliates target equity investments of $50 million to $150 million. For more information, please visit the Great Hill Partners Web site at www.greathillpartners.com.

No offer or solicitation

This is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction.